EXHIBIT 99.1

FOR IMMEDIATE RELEASE
JED OIL INC. ANNOUNCES CLOSING OF ASSET SWAP AGREEMENT
WITH ENTERRA ENERGY TRUST
Calgary, Alberta, September 29, 2006 — JED Oil Inc. (AMEX: JDO) (“JED”) today reported that its previously announced property swap with Enterra Energy Trust has been consummated. As per the terms of the swap, JED acquired 100% of Enterra’s working interest in the North Ferrier area and approximately 57.5% of Enterra’s interest in the East Ferrier area. In addition, the existing farmouts, joint services and business principles agreements between JED, JMG Exploration, Inc. (NYSE ARCA: JMG, JMG+) (“JMG”) and Enterra have been terminated.
About JED Oil Inc.
Established in September 2003, JED Oil Inc. is an oil and natural gas company that commenced operations in the second quarter of 2004 and develops and operates oil and natural gas properties principally in western Canada and the United States.
About JMG: JMG Exploration, Inc., which was incorporated under the laws of the State of Nevada on July 16, 2004, explores for oil and natural gas in the United States and Canada.

Company Contacts:	or	Investor Relations Counsel
Reg Greenslade, Chairman JED/JMG		The Equity Group Inc.
(403) 213-2507		Linda Latman (212) 836-9609
Al Williams, President JED		Lena Cati (212) 836-9611
(403) 537-3250		www.theequitygroup.com
www.jedoil.com